CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Arizona Tax Exempt Income Fund:

We consent to the use of our report, dated July 18, 2011, to the Putnam Arizona Tax Exempt Income Fund, included herein, and to the references to our firm under the captions Financial Highlights in the prospectus and Independent Registered Public Accounting Firm and Financial Statements in the Appendix B to the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
September 22, 2011